SCHEDULE 14A

(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

DIEBOLD, INCORPORATED

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHAIRMAN’S LETTER
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
DIRECTOR COMMITTEES AND COMPENSATION
EXECUTIVE COMPENSATION
PENSION PLAN TABLE
COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
RATIFICATION OF APPOINTMENT OF AUDITORS BY THE BOARD OF DIRECTORS
PROPOSALS OF SHAREHOLDERS

[Diebold LOGO]

5995 Mayfair Road

P. O. Box 3077 • North Canton, Ohio 44720-8077

March 7, 2000

Dear Shareholder:

      The 2000 Annual Meeting of Shareholders of Diebold, Incorporated will be held at the Diebold Education Center at Stark State College of Technology, 5801 Dressler Road, N.W., Canton, Ohio 44720 on Wednesday, April 19, 2000 at 10:00 a.m., local time.

      All holders of record of Diebold Common Shares as of February 25, 2000, are entitled to vote at the 2000 Annual Meeting.

      As described in the accompanying Notice and Proxy Statement, you will be asked to elect ten directors and to ratify the appointment of KPMG LLP as independent auditors for 2000. I will be retiring as Chairman of the Board after the Annual Meeting, and I will not be standing for re-election as a director. I want to thank all shareholders for your loyalty and support during the past 18 years with Diebold. It has been a very rewarding experience for me.

      Diebold’s Annual Report for the year ended December 31, 1999, is included herein.

      Your proxy card is enclosed. Please indicate your voting instructions and sign, date and mail this proxy card promptly in the return envelope.

Sincerely,

/s/ Robert W. Mahoney

ROBERT W. MAHONEY
Chairman of the Board

[Diebold LOGO]

5995 Mayfair Road

P.O. Box 3077 • North Canton, Ohio 44720-8077

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 19, 2000

      The Annual Meeting of Shareholders of the Corporation will be held at the Diebold Education Center at Stark State College of Technology, 5801 Dressler Road, N.W., Canton, Ohio 44720, on April 19, 2000 at 10:00 a.m., local time, for the following purposes:

1.	To elect Directors;

2.	To vote upon ratification of the appointment by the Board of Directors of KPMG LLP as independent auditors for the year 2000; and

3.	To consider such other matters as may properly come before the meeting or any adjournment thereof.

      The enclosed proxy card is solicited, and the persons named therein have been designated, by the Board of Directors of the Corporation.

      Holders of record of the Common Shares at the close of business on February 25, 2000 will be entitled to vote at the meeting.

      Your attention is directed to the attached proxy statement.

By Order of the Board of Directors

/s/ Charee Francis-Vogelsang

CHAREE FRANCIS-VOGELSANG
Vice President and Secretary

March 7, 2000

(approximate mailing date)

YOU ARE REQUESTED TO COOPERATE IN ASSURING A

QUORUM BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY
AND PROMPTLY MAILING IT IN THE RETURN ENVELOPE.

DIEBOLD, INCORPORATED

5995 Mayfair Road
P.O. Box 3077  •  North Canton, Ohio 44720-8077

PROXY STATEMENT

Annual Meeting of Shareholders, April 19, 2000

      This proxy statement is furnished to shareholders of Diebold, Incorporated (the “Corporation”) in connection with the solicitation by the Board of Directors of proxies which will be used at the 2000 annual meeting of shareholders on April 19, 2000, at 10:00 a.m., local time, or any adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding notice of annual meeting and more fully discussed below. This proxy statement was first mailed to shareholders on or about March 7, 2000. Shares represented by a properly executed proxy will be voted as indicated on the proxy. Shareholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Corporation; by submitting a subsequently dated proxy; or by attending the meeting, withdrawing the proxy and voting in person.

      On February 25, 2000, the record date for the meeting, the outstanding voting securities of the Corporation consisted of 71,158,405 Common Shares, $1.25 par value per share, all of one class. Each shareholder of record as of the close of business on February 25, 2000 will be entitled to one vote for each Common Share held on that date.

      If a shareholder gives written notice to the President, any Vice President or Secretary at least forty-eight hours prior to the time fixed for holding the meeting that the shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have cumulative voting rights. In cumulative voting, each shareholder may cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected and the votes may be cast for one nominee only or distributed among the nominees. In the event that voting at the annual meeting is to be cumulative, unless contrary instructions are received on the enclosed proxy, it is presently intended that all votes represented by properly executed proxies will be divided evenly among the candidates nominated by the Board of Directors. However, if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated at the discretion of the Board of Directors so as to maximize the number of such nominees elected. The results of shareholder voting at the annual meeting will be tabulated by the inspectors of elections appointed for the annual meeting. The Corporation intends to treat properly executed proxies that are marked “abstain” as present for purposes of determining whether a quorum has been achieved at the annual meeting but will not count any broker non-votes for such purpose. The director-nominees receiving the greatest number of votes will be elected. Votes withheld with respect to the election of directors will not be counted in determining the outcome of that vote. Abstentions with respect to the proposal to ratify the appointment of the independent auditors will have the same effect as votes against those proposals. The Corporation does not anticipate receiving any broker non-votes at the annual meeting in light of the nature of the matters to be acted upon at the annual meeting; however, any broker non-votes received in respect of the appointment of auditors will not affect the voting on such proposal.

BENEFICIAL OWNERSHIP OF SHARES

      To the knowledge of the Corporation, no person beneficially owned more than 5 percent of the outstanding Common Shares as of December 31, 1999.

ELECTION OF DIRECTORS

      The Board of Directors recommends that ten nominees for director be elected at the annual meeting, each to hold office for a term of one year from the date of the annual meeting, and until the election and qualification of a successor. In the absence of contrary instruction, the Proxy Committee will vote the proxies for the election of the ten nominees, who are Louis V. Bockius III, Richard L. Crandall, Gale S. Fitzgerald, Donald R. Gant, L. Lindsey Halstead, Phillip B. Lassiter, John N. Lauer, William F. Massy, Walden W. O’Dell and W. R. Timken, Jr. All nominees are presently members of the Board of Directors. As mentioned previously, Robert W. Mahoney is retiring as Chairman of the Board of the Corporation and is not seeking re-election to the Board of Directors this year.

      If for any reason any nominees are not available for election when the election occurs, the designated proxies, at their option, may vote for substitute nominees recommended by the Board of Directors. Alternatively, the Board of Directors may reduce the number of nominees. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      The following table shows the beneficial ownership of Common Shares of the Corporation, including those shares which individuals have a right to acquire, e.g., through exercise of options under the 1991 Equity and Performance Incentive Plan, as Amended and Restated (the “1991 Plan”), within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, by each director-nominee, including the chief executive officer, the other four most highly compensated executive officers, the former executive vice president and chief financial officer (“named executive officers”) and for such persons and the other executive officers as a group as of February 25, 2000. Ownership is also reported as of December 31, 1999 for shares in the 401(k) Savings Plan over which the individual has voting power, together with shares held in the Dividend Reinvestment Plan.

Name, Age,
Principal Occupation		Common
or Employment,		Shares			Percent
Present and During	Director	Beneficially		Deferred	of	Other
Last Five Years	Since	Owned(1)		Shares(1)	Class	Directorships

Director-Nominees:
Louis V. Bockius III — 64 Chairman, Bocko Incorporated, North Canton, Ohio (Plastic Injection Molding)	1978	222,008	(2)(3)	—	0.31	UNB Corp., United National Bank & Trust Co.

Richard L. Crandall — 56 Managing Director, Arbor Partners, LLC, Ann Arbor, Michigan (Venture Capital) Prior — Chairman of the Board, President and Chief Executive Officer, Comshare, Inc. Ann Arbor, Michigan (Software Producer)	1996	13,608		—	0.02	Comshare, Inc., Computer Task Group, Inc., Giga Information Group

Gale S. Fitzgerald — 49 Chairman and Chief Executive Officer, Computer Task Group, Inc., Buffalo, New York (International Information Technology Services)	1999	800		—	0.00	Computer Task Group, Inc.

Name, Age,
Principal Occupation		Common
or Employment,		Shares			Percent
Present and During	Director	Beneficially		Deferred	of	Other
Last Five Years	Since	Owned(1)		Shares(1)	Class	Directorships

Donald R. Gant — 71 Senior Director, The Goldman Sachs Group, Inc., New York, New York Prior — Limited Partner, The Goldman Sachs Group, L.P., New York, New York (Investment Banker)	1977	64,738	(2)(4)	—	0.09	Stride Rite Corp.

L. Lindsey Halstead — 69 Retired Prior — Chairman of the Board, Ford of Europe (Automotive Industry)	1993	24,063		—	0.03	None

Phillip B. Lassiter — 56 Chairman of the Board, President and Chief Executive Officer, Ambac Financial Group, Inc., New York, New York (Financial Guarantee Insurance Holding Company)	1995	16,186		—	0.02	Ambac Financial Group, Inc.

John N. Lauer — 61 Chairman of the Board, President and Chief Executive Officer, Oglebay Norton Co., Cleveland, Ohio Prior — President and Chief Executive Officer, Oglebay Norton Co. (Industrial Minerals & Great Lakes Shipping, Terminal Management and Mining) Cleveland, Ohio; Private Investor	1992	23,354		—	0.03	BorsodChem, R.T., Menasha Corporation, Oglebay Norton Co.

William F. Massy — 65 President, The Jackson Hole Higher Education Group, Inc. and Professor of Education and Business Administration, Emeritus, Stanford University, Stanford, California Prior — Director, Stanford Institute for Higher Education Research and Professor of Education and Business Administration, Stanford University, Stanford, California (Education)	1984	29,729		—	0.04	None

Name, Age,
Principal Occupation		Common
or Employment,		Shares			Percent
Present and During	Director	Beneficially		Deferred	of	Other
Last Five Years	Since	Owned(1)		Shares(1)	Class	Directorships

Walden W. O’Dell — 54 President and Chief Executive Officer, Diebold, Incorporated, Canton, Ohio Prior — Group Vice President, Tool Group and President of Ridge Tool Division, Emerson Electric Co., Elyria, Ohio; President, Liebert Corporation, (subsidiary of Emerson Electric Co.), Columbus, Ohio	1999	130,000		70,000	0.28	None

W. R. Timken, Jr. — 61 Chairman and Chief Executive Officer, The Timken Company Canton, Ohio Prior — Chairman-Board of Directors, President and Chief Executive Officer, The Timken Company, Canton, Ohio, (Manufacturer of Tapered Roller Bearings and Specialty Alloy Steel)	1986	152,865	(2)(5)	—	0.22	The Timken Company

Other Named Executive Officers:

Robert W. Mahoney	—	402,632	(2)(6)	47,299	0.57	The Sherwin-Williams Company, The Timken Company

David Bucci	—	39,152	(6)	—	0.06	—

Michael J. Hillock	—	33,156	(2)(6)	—	0.05	—

Alben W. Warf	—	92,689	(6)	3,000	0.13	—

Gerald F. Morris	—	102,711	(6)	12,893	0.14	—

All Directors and Executive Officers (31) as a Group	—	1,651,818	(2)(3)(4)(5) (6)	133,192	2.42	—

(1)	Messrs. Mahoney, Bucci, Hillock, Warf and Morris have stock options issued under the 1991 Plan for 272,911, 19,625, 10,850, 51,475 and 80,725 shares respectively that are exercisable within 60 days following February 25, 2000. Under the 1991 Plan, Messrs. Bockius, Crandall, Gant, Halstead, Lassiter, Lauer, Massy and Timken each have stock options to acquire 5,078, 7,608, 8,875, 7,609, 10,962, 6,344, 11,683, and 5,500 shares, respectively, within 60 days following February 25, 2000. For all directors and executive officers as a group, the number of shares that are exercisable within 60 days following February 25, 2000 under the 1991 Plan is 589,565. The shares subject to the stock options described in this footnote are included in the above table. The deferred shares for Messrs. O’Dell, Mahoney, Warf and Morris are not included in the shares reported in the beneficial ownership column. Of these deferred shares only Mr. O’Dell’s could be acquired within 60 days following February 25, 2000 and are included in the percent column.

(2)	Includes shares registered as custodian or trustee for minors, shares held in trust or shares otherwise beneficially owned.

(3)	Includes 13,939 shares (0.02%) in which Mr. Bockius has sole voting power and shared investment power. Mr. Bockius disclaims any beneficial ownership of these shares.

(4)	Includes 17,269 shares (0.02%) in which Mr. Gant disclaims any beneficial ownership.

(5)	Includes 105,362 shares (0.15%) in which Mr. Timken has shared voting power and shared investment power. Mr. Timken disclaims any beneficial ownership of these shares.

(6)	Includes shares held in his or her name under the 401(k) Savings Plan over which he or she has voting power, and/or shares held in the Dividend Reinvestment Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Initial reports of ownership were timely filed by Jack E. Finefrock, Larry D. Ingram and Anthony J. Rusciano, executive officers, but such reports did not provide their correct shareholdings. Their shareholdings were corrected by filing an amended report.

DIRECTOR COMMITTEES AND COMPENSATION

      The members of the Audit Committee are L. Lindsey Halstead, Chair, Louis V. Bockius III, Richard L. Crandall, Gale S. Fitzgerald and W. R. Timken, Jr. The committee met three times during 1999 in formal session and had various informal communications between themselves and management as well as the independent auditors at various times during the year. The functions performed by the committee include recommending to the Board of Directors the independent auditors for the upcoming year and meeting regularly and separately with both the independent auditors and the Corporation’s internal auditors to (a) discuss their respective audit plans prior to the commencement of the audit, (b) discuss progress and findings on an interim basis, (c) review audit findings of the independent auditors after completion of examination and final discussions with internal auditors on results of their reviews, and (d) inquire as to the legality and propriety of the operations of the Corporation, including the steps taken to comply with the Corporation’s business conduct policies.

      The members of the Board Membership Committee are W. R. Timken, Jr., Chair, Donald R. Gant, L. Lindsey Halstead and Phillip B. Lassiter. The committee met three times during 1999. The committee’s functions include reviewing the qualifications of potential director candidates and making recommendations to the Board of Directors to fill vacancies or to expand the size of the Board, when appropriate. The committee also makes recommendations as to the composition of the various committees of the Board and as to the compensation paid to the directors for their services on the Board and on the committees. The committee will consider nominees recommended by shareholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, an indication of the nominee’s consent, and reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Corporation as well as what particular contributions to the success of the Corporation such person could be expected to make.

      The members of the Compensation and Organization Committee are Phillip B. Lassiter, Chair, Donald R. Gant, John N. Lauer and William F. Massy. The committee met nineteen times during 1999. The committee’s functions are described below under “Compensation and Organization Committee Report on Executive Compensation.”

      The members of the Executive Committee are John N. Lauer, Chair, Louis V. Bockius III and W. R. Timken, Jr. The committee did not hold any formal meetings in 1999. The functions of the committee were carried out by telephone or written correspondence. The committee’s functions include reviewing the management and operation of the business of the Corporation between meetings of the Board of Directors.

      The members of the Investment Committee are Donald R. Gant, Chair, Louis V. Bockius III, John N. Lauer and William F. Massy. The committee met one time in 1999. The committee’s functions include establishing the investment policy including asset allocation for the Corporation’s cash, short-term securities and retirement plan assets, overseeing the management of those assets, ratifying fund managers recommended by management and reviewing at least annually the investment performance of the Corporation’s retirement plans and 401(k) Savings Plans to assure adequate and competitive returns.

      The members of the Strategic Focus Committee are Richard L. Crandall, Chair, Gale S. Fitzgerald, L. Lindsey Halstead, Phillip B. Lassiter and William F. Massy. The committee met two times in 1999. The committee’s functions include stimulating strategic thinking and strategy development by senior management so that the Corporation remains a growth company that continuously increases shareholder value in an environment of changing technologies and market conditions.

      In 1999 the Board of Directors held six meetings. All directors attended 75% or more of the aggregate of all meetings of the Board and the Board committees on which they served during the year, except Louis V. Bockius III and Richard L. Crandall whose attendance was 70% and 73%, respectively.

      Non-employee directors are compensated for their services as directors at the rate of $25,000 per year. Non-employee directors who are members of the Audit Committee, Board Membership Committee, Compensation and Organization Committee, Executive Committee, Investment Committee and Strategic Focus Committee are

compensated for their services at the rate of $3,000 per year per committee. In addition, each chair of a committee receives $1,000 per year, and each member of a committee who attends a meeting of a committee receives a fee of $1,000. A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the Amended and Restated 1985 Deferred Compensation Plan for Directors. Each non-employee director may also receive an award of option rights or restricted shares under the 1991 Plan. In 1999 each non-employee director was awarded a stock option to purchase 3,500 Common Shares at an exercise price representing 100% of the market price of the Common Shares as of the day prior to the date of grant. All directors’ options are entitled to reload rights as described in footnote 2 of the table entitled Option Grants in Last Fiscal Year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation and Organization Committee are Phillip B. Lassiter, Chair, Donald R. Gant, John N. Lauer and William F. Massy. Mr. Gant formerly served as a director and officer for two of the Corporation’s subsidiaries, but did not receive any additional compensation for serving in these capacities.

      Although Goldman, Sachs & Co., performed no investment advisory services for the Corporation or its subsidiaries in 1999, in the ordinary course of business, Goldman, Sachs and Co. may be called upon in the future to provide investment advisory or other services for the Corporation. Donald R. Gant is a senior director of The Goldman Sachs Group, Inc. Goldman, Sachs & Co. is an indirect wholly-owned subsidiary of The Goldman Sachs Group, Inc.

EXECUTIVE COMPENSATION

      The following table provides information relating to the annual and long-term compensation for the years ended 1999, 1998, and 1997 for the named executive officers of the Corporation. The amounts shown include compensation for services in all capacities that were provided to the Corporation including any amounts which may have been deferred.

SUMMARY COMPENSATION TABLE

					Long Term Compensation

	Annual Compensation				Awards		Payouts

				Other
				Annual	Restricted	Securities		All Other
Name and				Compen-	Stock	Underlying	LTIP	Compen-
Principal Position	Year	Salary	Bonus	sation(1)	Awards(2)	Options	Payouts	sation(1)

Robert W. Mahoney(3)	1999	$550,000	$370,700	$21,431	$158,700	60,000	$–0–	$129,247
Chairman of the Board	1998	550,000	–0–	21,073	–0–	56,250	1,112,303	65,570
	1997	525,000	538,450	21,166	–0–	56,250	1,556,842	23,930

Walden W. O’Dell(4)	1999	83,333	–0–	304,625	4,950,000	–0–	–0–	3,675,000
President and Chief
Executive Officer

David Bucci	1999	198,333	88,000	14,804	314,147	25,000	–0–	6,700
Senior Vice President	1998	190,000	–0–	8,117	183,561	9,000	–0–	7,513
North American Sales	1997	178,125	95,408	6,452	–0–	2,250	–0–	6,214
and Service

Michael J. Hillock	1999	191,667	90,000	24,876	55,200	25,000	–0–	6,912
Senior Vice President	1998	180,000	–0–	339,375	–0–	9,000	388,438	8,132
International Sales	1997	156,833	95,116	435,577	–0–	–0–	518,931	7,564
and Service

Alben W. Warf	1999	265,000	139,000	15,647	69,000	30,000	–0–	16,134
Senior Vice President,	1998	265,000	–0–	16,204	–0–	13,500	498,817	12,838
Electronic Systems	1997	246,000	194,510	14,316	–0–	13,500	698,172	8,963
Development and
Manufacturing

Gerald F. Morris(5)	1999	295,000	172,398	15,507	–0–	30,000	–0–	61,676
	1998	295,000	–0–	16,257	–0–	22,500	768,052	34,969
	1997	287,500	220,660	16,613	–0–	22,500	1,075,009	25,224

(1)	The amounts reported for 1999 for Other Annual Compensation consist of amounts reimbursed to the named executive officers for tax liability on the following items: use of a Corporation automobile or cash in lieu thereof; supplemental executive life insurance, financial planning services, temporary living and relocation expenses, memberships and professional and legal fees. The Other Annual Compensation column also includes preferential interest earned and paid to Mr. Mahoney on deferred compensation. In addition, this column includes $96,081 in professional and legal fees and $41,667 in relocation expenses for Mr. O’Dell. The All Other Compensation column presents amounts representing the dollar value of insurance premiums paid by the Corporation for the benefit of the executive and amounts contributed for 1999 under the Corporation’s 401(k) Savings Plan respectively as follows: Mr. Mahoney ($3,293, $6,560); Mr. O’Dell ($0, $0); Mr. Bucci ($0, $6,700); Mr. Hillock ($352, $6,560); Mr. Warf ($1,319, $6,560) and Mr. Morris ($1,174, $5,355). The All Other Compensation column also includes an amount of $119,394, $8,255 and $55,148 for preferential interest earned but not paid in 1999 by Mr. Mahoney, Mr. Warf and Mr. Morris, respectively, on deferred compensation.

(2)	As of December 31, 1999 Mr. O’Dell held a total of 130,000 Restricted Shares with a value as of that date of $3,055,000 and 50,000 Performance Shares with a value of $1,175,000; Mr. Bucci held a total of 11,138 Restricted Shares with a value as of that date of $261,743. This column also reflects awards of Restricted Shares and Deferred Shares made after the end of the year as follows: Mr. Mahoney, 6,900 Deferred Shares; Mr. Bucci, 2,400 Restricted Shares; Mr. Hillock, 2,400 Restricted Shares and Mr. Warf, 3,000 Deferred Shares. Dividends are paid on Restricted Shares and the other awards shown in this column at the same rate as paid to all shareholders.

(3)	For the period of January 1-October 31, 1999 Mr. Mahoney also served as President and Chief Executive Officer.

(4)	Mr. O’Dell joined the Corporation on November 1, 1999 as President and Chief Executive Officer. In connection with his employment as President and Chief Executive Officer, he received a combination of cash and stock based arrangements designed to replace the ones he forfeited upon leaving his prior employer. The cash portion of the compensation consisted of $900,000 paid upon joining the Corporation and an additional $850,000 to be paid on a deferred basis under the Corporation’s Deferred Incentive Compensation Plan. The stock based compensation provided to Mr. O’Dell upon joining the Corporation included three different types of awards: 70,000 Deferred shares, which are included in the All Other Compensation column, deliverable after five years of employment; 130,000 Restricted Shares which are subject to forfeiture on termination of employment before seven years unless the Corporation’s stock price achieves specified levels; and an award of 50,000 Performance Shares paid out after seven years of employment, or earlier if the specified levels are achieved. These last two awards are included in the Restricted Stock Awards column.

(5)	Effective as of October 26, 1999 Mr. Morris resigned from his position of Executive Vice President and Chief Financial Officer. The Corporation has entered into a separation agreement with Mr. Morris effective as of October 26, 1999 and certain terms are described below.

EMPLOYMENT CONTRACTS AND TERMINATION

OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

      The Corporation entered into an employment agreement with Mr. O’Dell. This agreement provides for a term of employment for three years with automatic one-year renewals thereafter unless either party notifies the other at least twelve months before the scheduled expiration date that the term is not to renew. During the term of the agreement, Mr. O’Dell is entitled to base salary of at least $500,000 per year and an annual bonus opportunity equal to 100% of his base salary. The agreement also provides for the payment of severance compensation in the event Mr. O’Dell’s employment terminates under certain circumstances, including two years’ salary, bonus and specified benefits if his employment is terminated by the Corporation without cause. The agreement also provides for participation in the Corporation’s benefit programs offered to other executive officers, and reimbursement of business expenses and specified perquisites on a tax-grossed-up basis. Additional commitments, benefits and awards provided under the agreement upon commencement of Mr. O’Dell’s employment are described in this section below, the Summary Compensation Table, the Long-Term Incentive Plans Table and the Pension Plan Table.

      The Corporation has entered into agreements with each of the named executive officers, and certain other executives, providing that in the event of any change in control of the Corporation through the acquisition of 20 percent or more of the outstanding voting securities of the Corporation, certain changes in the composition of the Corporation’s Board of Directors, or by merger or consolidation of the Corporation into, or sale of substantially all of its assets to, another corporation, such persons would continue their employment with the Corporation in their present positions for a term of three years following such change in control. During such term of employment, each of the named executive officers would be entitled to receive base compensation and to continue to participate in incentive and employee benefit plans at levels no less favorable to him or her than prior to commencement of the term. In the event of the termination of such person’s employment under certain circumstances after a change in control of the Corporation, such person would be entitled to receive a payment in the amount of approximately twice such person’s prior base salary and to continue to participate in certain employee benefit plans for up to two years. In Mr. O’Dell’s case his agreement provides that he would be entitled to receive a payment of approximately three times his prior base salary and to continue to participate in certain employee benefit plans for up to two years. None of the agreements will become operative until a change in control of the Corporation has occurred, prior to which time the Corporation and such persons each reserve the right at any time, with or without cause, to terminate his or her employment relationship. The Corporation has established trusts to secure, among other things, the payment of amounts that may become payable pursuant to these agreements and to reimburse such persons for expenses incurred in attempting to enforce the Corporation’s obligations pursuant to these agreements and certain other arrangements. These trusts will be funded only in connection with or in anticipation of a change in control of the Corporation.

      The Corporation has entered into a separation agreement with Gerald F. Morris governing the terms of his resignation as Executive Vice President and Chief Financial Officer of the Corporation effective October 26, 1999. The agreement provides for continuation of his salary through December 31, 1999 at the rate in effect prior to such resignation and at the annual rate of $157,324 thereafter until termination of the agreement on October 1, 2003. Mr. Morris will be entitled to continue his participation in the unfunded nonqualified supplemental retirement plan through December 31, 2001 and certain other of the Corporation’s applicable benefit plans, programs and practices through October 1, 2003, but will not be eligible for any new awards under the Annual Incentive Plan or the 1991 Equity and Performance Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information relating to stock option grants for the year 1999 for the named executive officers of the Corporation. No stock appreciation rights were granted to the named executive officers or other optionees during 1999.

	Individual Grants

	Number of			Grant Date Value(1)
	Securities	% of
	Underlying	Total Options	Exercise		Grant
	Options	Granted to	or Base		Date
	Granted(2)	Employees in	Price	Expiration	Present
Name	(#)	Fiscal Year	($/sh)(3)	Date	Value($)

Robert W. Mahoney	60,000	14.6	34.81	1/27/09	607,200

Walden W. O’Dell	–0–	–0–	–0–	–0–	–0–

David Bucci	25,000	6.1	34.81	1/27/09	253,000

Michael J. Hillock	25,000	6.1	34.81	1/27/09	253,000

Alben W. Warf	30,000	7.3	34.81	1/27/09	303,600

Gerald F. Morris	30,000	7.3	34.81	1/27/09	303,600

(1)	The Securities and Exchange Commission authorizes the use of variations of the Black-Scholes option-pricing model for valuing executive stock options in its rules on executive compensation disclosure. The Corporation utilizes the Black-Scholes model to estimate the grant date present value of stock option grants. The following assumptions were used in calculating the Black-Scholes present value of the 1999 stock option grants: (a) an expected option term of four years for options expiring on January 27, 2009 for the options granted to Messrs. Mahoney, Bucci, Hillock, Warf and Morris; (b) an interest rate of 4.68%, which is the interest rate for a zero-coupon U.S. government issue; (c) volatility of 0.33 calculated using the daily ending stock price for the equivalent period to the expected option term prior to grant date; and (d) dividend yield of 1.35%, the average dividends paid annually over the last four years. There is no assurance that the value actually realized by an executive will be at or near the estimated Black-Scholes value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The Corporation does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

(2)	All option grants were new and not granted in connection with an option repricing transaction. The term of the options is ten years, and vesting occurs at the rate of 25% annually beginning one year from the date of grant or immediately in the event of a change in control. These options have a reload feature, under which an optionee can elect to pay the exercise price using previously owned shares and receive a new option at the then current market price for a number of shares equal to those surrendered. The reload feature is only available, however, if the optionee agrees to defer receipt of the balance of the option shares for at least two years. This feature was also made available to all outstanding stock options held by these individuals.

(3)	The exercise or base price per share represents the fair market value of the Corporation’s Common Shares as of the day prior to the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

      The following table provides information relating to stock option exercises for the year 1999 and exercisable and unexercisable stock options at December 31, 1999 for the named executive officers of the Corporation. No stock appreciation rights were awarded to such individuals during the last fiscal year, and no stock appreciation rights were exercised or remained unexercised during the last fiscal year.

Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
			Options		Options
			at FY-End		at FY-End
			(#)		($)
Shares
	Acquired on	Value	Exercisable/		Exercisable/
Name	Exercise(#)	Realized($)	Unexercisable		Unexercisable

Robert W. Mahoney	-0-	-0-	215,723	*	420,300	*
			181,877	**	-0-	**

Walden W. O’Dell	-0-	-0-	-0-		-0-

David Bucci	-0-	-0-	21,417	*	185,475	*
			34,450	**	3,674	**

Michael J. Hillock	-0-	-0-	17,874	*	205,460	*
			31,750	**	-0-	**

Alben W. Warf	-0-	-0-	33,850	*	100,872	*
			50,250	**	-0-	**

Gerald F. Morris	-0-	-0-	56,350	*	168,120	*
			63,750	**	-0-	**

*	exercisable

**	unexercisable

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

      The following table provides information relating to the long-term incentive awards that were made in the year 1999 under the 1991 Plan for the named executive officers.

		Performance	Estimated Future Payouts
	Number of	or Other	Under Non-Stock Price-Based Plans
	Shares, Units	Period Until	Number of Shares
	or Other	Maturation or
Name	Rights	Payout	Threshold	Target	Maximum

Robert W. Mahoney	20,000	1/1/99-12/31/01	10,000	20,000	30,000

Walden W. O’Dell	5,834	1/1/98-12/31/00	2,917	5,834	8,751
	20,000	1/1/99-12/31/01	10,000	20,000	30,000

David Bucci	6,500	1/1/99-12/31/01	3,250	6,500	9,750

Michael J. Hillock	6,500	1/1/99-12/31/01	3,250	6,500	9,750

Alben W. Warf	8,400	1/1/99-12/31/01	4,200	8,400	12,600

Gerald F. Morris	13,000	1/1/99-12/31/01	6,500	13,000	19,500

      The table above presents information about performance shares awarded during the year pursuant to the 1991 Plan. Each performance share that is earned out entitles the holder to the then current value of one Common Share. Payouts of awards are tied to achievement of management objectives based upon specified cumulative levels of earnings for each performance period. The target amount will be earned for a performance period if the Corporation achieves 100% of the targeted earnings rate. No amount is payable unless the threshold amount, which is fixed at 90% of targeted earnings, is exceeded. The maximum award amount will be earned if the Corporation achieves 110% of the targeted earnings rate. Payouts may be made in the form of Common Shares, cash or a combination of Common Shares and cash as recommended by the Compensation and Organization Committee and approved by the Board of Directors. The awards for Mr. O’Dell were made pursuant to his employment agreement.

PENSION PLAN TABLE

      The named executive officers and the other executive officers are eligible to participate in a qualified non-contributory defined benefit retirement plan (“Retirement Plan”). In addition, the named executive officers, and the other executive officers participate in an unfunded non-qualified supplemental retirement plan (“Supplemental Plan”).

      The following table sets forth the estimated annual benefits for both the Retirement Plan and the Supplemental Plan upon retirement at age 62 to the executive officers who elect to retire and receive an annuity. The benefit amounts shown in this table are in addition to any benefits to which the participant might be entitled under the Social Security Act, and assume that the Supplemental Plan and the Social Security Act continue unchanged and that one-half of each participant’s anticipated Social Security benefit is $7,488 per year at age 62.

	Annual Benefit Payable At Age 62

Average			15 or
Compensation	5 Years	10 Years	More Years
At Age 62	of Service	of Service	of Service

$300,000	$57,512	$122,512	$187,512

500,000	100,845	209,179	317,512

700,000	144,179	295,845	447,512

900,000	187,512	382,512	577,512

1,100,000	230,845	469,179	707,512

1,300,000	274,179	555,845	837,512

1,500,000	317,512	642,512	967,512

1,600,000	339,179	685,845	1,032,512

1,700,000	360,845	729,179	1,097,512

      Benefit levels under the Retirement Plan are based on years of service (subject to a maximum of 30 years), final average compensation (which is a 5-year average of the Salary and Bonus, as reflected in the Summary Compensation Table but limited to $160,000 in 1999, 1998 and 1997 and $150,000 in 1996 and 1995) and the participant’s individual Covered Compensation as defined under the Internal Revenue Code. The Supplemental Plan provides a supplemental monthly retirement benefit so that a participant’s total retirement benefit from the Retirement Plan and the Supplemental Plan, plus one-half of the participant’s anticipated Social Security benefit, equals 65% (prorated for less than 15 years of service) of the participant’s final average compensation received from the Corporation during the highest five consecutive years of the last ten calendar years of employment. Compensation is defined for this purpose as Salary plus Bonus accrued for each such calendar year. The Supplemental Plan benefits are payable at age 62 on a joint & survivor basis, if married, and a single life basis, if single at retirement. A participant may also elect, subject to the approval of the Compensation Committee of the Board, to receive benefits in the form of a lump sum payment at retirement. In no case will less than 5 years of benefit be paid to the participant, his or her spouse and/or beneficiary, as applicable. Benefits are available to participants electing early retirement at age 60 (on a reduced basis), who die or become disabled while employed. Benefits are also available to participants whose employment is involuntarily terminated with no service requirement. Reduced benefits (computed at a 55% of final average compensation, rather than 65%) are also available to a participant who voluntarily terminates employment after completing 15 years service. Accrued benefits under the Supplemental Plan are fully vested in the event of a change in control of the Corporation.

      As of December 31, 1999, the number of years of service for the named executive officers is as follows: Mr. Mahoney, 17.5 years; Mr. O’Dell, 7.4 years; Mr. Bucci, 22.3 years; Mr. Hillock, 20.8 years; Mr. Warf, 18.3 years; and Mr. Morris, 9.1 years. The number of years of service for Mr. O’Dell includes 7 years of service provided under his employment agreement upon commencement of his employment by the Corporation, which are to be taken into account in determining his accrued benefit under the Supplemental Plan upon any termination of employment. His agreement also provides that he is fully vested in his accrued benefit under the Supplemental Plan.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      The Compensation and Organization Committee (the “Committee”) is composed entirely of non-employee directors. The Committee’s principal functions are to establish base salary levels, to determine and measure achievement of corporate and individual goals for the named executive officers and other executive officers under the Annual Incentive Plan, and to select the participants, measure achievement of objectives and determine awards under the 1991 Equity and Performance Incentive Plan, as Amended and Restated (the “1991 Plan”). In addition, the Committee reviews any proposed changes to any benefit plans of the Corporation such as retirement plans, deferred compensation plans and 401(k) Savings Plans. The Committee’s recommendations are subject to the approval of the Board of Directors. Further, in 1999 the Committee acted as the search committee for the new president and chief executive officer.

      The Committee believes that the compensation for the named executive officers and the other executive officers should tie individual compensation to the performance of the Corporation. From time to time, the Committee reviews studies prepared by independent compensation consultants and meets with them to review such studies when necessary. In 1996, the Committee reviewed and evaluated the executive compensation program with an outside consultant. Particular emphasis was placed on the long-term incentive elements of the program. This evaluation included a review of compensation policies of companies similar to the Corporation in size and industry and included those companies with which the Corporation competes for talented executives. Due to the unique character of the Corporation’s business, the companies selected for this purpose would not necessarily include any of those companies reflected in the Corporation’s performance graph. The survey data used for review of compensation policies are based upon companies that are similar in size and lines of business to the Corporation. The studies reviewed by the Committee surveyed many companies but did not identify any by name. Some or all of the companies in the peer group used in the performance graph may have been included in the compensation studies used by the Corporation, based on the reported lines of business and market capitalization reflected in the surveys. In 1999 the Committee received an update from the outside consultant on the study done in 1996 on the executive compensation program. The Committee used this survey data, as well as the results and update from the evaluation of the executive compensation program, as a basis for review and recommendation for compensation approved for the executive officers in 1999. Also, the Committee believes that the base salary should be set at or below median, and that total compensation should be at or above the median when the Corporation meets or exceeds its expectations and below when it does not. Further, a significant proportion of total compensation should be variable and dependent on the overall performance of the Corporation, and this objective can be achieved through appropriate design of long-term incentive compensation. Late in 1999 the Committee requested that management have the outside consultant do a re-evaluation of the compensation and benefits program to determine if any changes should be made to the program. The Committee expects to receive the results of the re-evaluation during 2000.

      The Corporation currently has three basic elements in the compensation for its executive officers. These elements are (a) base salary compensation, (b) annual incentive compensation and (c) long-term incentive compensation. These elements of compensation recognize both individual and corporate performance. Annual incentive compensation provides incentive compensation which optimizes rewards for performance over a shorter period of performance, while long-term incentive compensation optimizes rewards for performance over a longer term based upon achievement of cumulative earnings, usually over a three-year period. In addition, stock option grants result in a reward when the market value appreciates in relation to the option price.

Base Salary Compensation

      The base salary for all executive officers is reviewed annually, and the Committee’s review process continues throughout the year. This review includes an analysis of past and expected future performance of the executive officers, as well as the responsibilities and qualifications of the executive officers individually and the performance of the Corporation in comparison with companies similar to the Corporation. As noted above, the Committee’s compensation policy is to generally set base salary at or below median. In August 1998, due to business conditions, the Committee imposed a general deferral of increases in the salaries of the executive officers for a twelve-month period which was extended through 1999. Exceptions to the deferral were made for several executive officers who received increases due to increased responsibilities. Except for these executive officers, the salaries for all other executive officers remained the same.

Annual Incentive Compensation

      The Annual Incentive Plan (“Incentive Plan”) recognizes the performance of the named executive officers, other executive officers and key managers who contribute to the Corporation’s success. These participants have the greatest impact on the profitability of the Corporation. In general, the participants with the most significant responsibility have the greatest proportion of their cash compensation tied to the Incentive Plan. The performance criteria, which are described in more detail below, reflect a combination of corporate operating profit and specific individual goals and objectives.

      At the beginning of each year, the Committee establishes annual performance goals for the Corporation which are based on operating profit. The performance goals include threshold and maximum amounts for achievement. The Committee established the threshold level for 1999 at a level that required the Corporation to exceed by five percent the operating profit achieved in 1998 before any payout could occur and with the maximum amount at 16 percent over 1998. At the same time, the Committee reviewed, amended and approved individual personal performance goals and objectives for the named executive officers. The Incentive Plan is generally weighted 50% on the Corporation achieving its operating profit goal, and 50% on the achievement of the individual goals and objectives. No Incentive Plan compensation is paid if the Corporation does not achieve at least the threshold amount of its operating profit goal even though an individual may have achieved his or her personal goals and objectives. At the end of each year, the Committee reviews the performance of the Corporation and achievement of the personal goals and objectives for the named executive officers and other executive officers. The Committee then reviews its findings and recommendations with the Board of Directors. In 1999, the Corporation did exceed the threshold level of its performance goals, the individual goals of the executive officers were generally achieved at full performance levels, and the executive officers received Incentive Compensation accordingly.

Long-Term Incentive Compensation

      The 1991 Plan affords flexibility in the types of awards that can be made for a long-term period. In particular, certain awards tie the individual’s performance to the performance of the Corporation.

      In 1999 the Committee recommended performance share grants for the named executive officers, and the other executive officers for the three-year performance period of January 1, 1999 through December 31, 2001. Prior to recommending the grants, the Committee reviewed the performance, together with the responsibilities, of the executive officers. The performance share grants were generally determined by the level of responsibilities and the performance of the executive officers. These executive officers have the greatest impact on the profitability of the Corporation. The management objective for this performance period will be measured for the entire performance period on a cumulative basis. There will be no earnout unless the earnings goal is achieved for the three-year performance period. Payout of any awards will be based upon achievement of a threshold amount of 90% of the management objective and the maximum payout will be earned if 110% of the management objective is achieved. The Committee believes these awards motivate individual performance and increase shareholder value because achievement of corporate financial goals on a cumulative basis over an extended period must be met before any earnout occurs. For the three-year cumulative performance period of January 1, 1997 through December 31, 1999, the Committee recommended and the Board of Directors approved a very challenging objective for this performance period. The performance objective exceeded the threshold level and the payout to the executive officers, excluding the named executive officers, was in Common Shares. Pursuant to the terms of the plan, the management objective was adjusted to exclude the realignment charge taken by the Corporation in 1998.

      Performance share grants have generally been issued as the principal form of equity incentive for the Corporation’s executive officers during the last nine years. Restricted share awards were made in 1999 to one of the named executive officers and to several other executive officers. These executive officers were not previously awarded performance share grants, but were included in such grants when such executive officers were promoted to that level. These awards in 1999 were made on the basis of their 1998 performance against their goals and objectives. The restricted share awards were intended to provide an equivalent compensation program for these executive officers until they achieved their earnout of performance shares under the relevant performance period. All rights to the restricted share awards are forfeited if the executive officer terminates employment voluntarily or in the event of termination for cause before the end of a three-year period.

      In addition, during 1999 the Committee recommended, and the Board of Directors approved, stock option grants to the named executive officers as in prior years and also expanded the group to include other executive officers. The option awards reflect conclusions presented in an earlier report by the outside compensation consultant, which indicated that the combination of annual incentive compensation and performance share awards were well below median at the level of the executive officers. The report also concluded that reliance on performance shares as the sole long-term incentive did not provide sufficient upside leverage to recognize excellent performance. The number of shares granted was based upon the recommendations of the compensation consultant. In making its recommendations, the consultant considered target total compensation for the peer companies of the Corporation as well as the value of option grants as determined by means of the Black-Scholes option valuation method. The peer companies selected for this purpose would not necessarily include any of those companies reflected in the Corporation’s performance graph. This is due to the unique character of the Corporation’s business. Some or all of the companies in the peer group used in the performance graph may have been included in the compensation studies provided by the consultant based on the reported lines of business and market capitalization.

      The Committee believes that stock options provide an essential competitive component in the executive compensation program. Also, the Committee believes that stock options align the interests of the named executive officers and other executive officers with those of the Corporation’s shareholders since no benefit inures to the executive officers unless stock price appreciation occurs over a period of years. Information on the stock options granted to the named executive officers is included in the table entitled Option Grants in Last Fiscal Year.

Stock Ownership Guidelines

      Based upon information provided by the compensation consultant, stock ownership guidelines were established at the end of 1996 for the named executive officers and other executive officers. The Committee and the Board of Directors believe that it is important for each executive officer to have a substantial investment in the Corporation as such investment links an executive officer’s interests with other shareholders. These guidelines set forth a specific target level of ownership based upon a multiple of base salary. The target levels are 4 times for group vice presidents and vice presidents, 6 times for executive vice presidents and senior vice presidents, 8 times for the president and chief operating officer and 10 times for the chairman of the board and the chief executive officer. The guidelines recommend that the executive officers reach their respective level within three to five years. Periodic adjustments may be considered, and discretion may be used in certain instances. It is expected that the target levels will be achieved from stock that is obtained by the executive officers through the various elements of the executive compensation program. The Committee reviews progress toward the target levels of ownership on an annual basis to determine whether all of the executive officers are at the requisite level of making progress toward such target levels.

Chief Executive Officer Compensation

      Mr. Mahoney, who currently continues to serve as chairman of the board of the Corporation, also served as president and chief executive officer throughout most of 1999. He participated in the three elements of compensation previously discussed for the other executive officers.

      In setting Mr. Mahoney’s compensation for 1999, the Committee considered a number of factors. These included an evaluation of his experience and performance in relation to the performance of the Corporation. As stated previously, the Committee believes that individual compensation should be tied to the performance of the Corporation so that a higher portion of total compensation is attributable to incentive compensation.

      In addition to the Corporation’s performance goal based on operating profit, Mr. Mahoney’s individual performance relating to annual incentive compensation was measured by achievement of specific personal goals and objectives. In addition to the Corporation’s performance goal based on operating profit, the chief executive officer’s individual performance relating to annual incentive compensation for 1999 was measured by achievement of specific personal goals and objectives. In 1999 he earned annual incentive compensation which exceeded the threshold level. He received this amount because some of the Corporation’s financial results during the year exceeded the principal predetermined goals, including operating profit and earnings per share and because he met specified non-financial goals.

      With respect to long-term incentive compensation, Mr. Mahoney was granted a performance share grant in 1999 covering the performance period of January 1, 1999 through December 31, 2001. As stated previously, any earnout of shares will be based upon achievement of a threshold amount of 90% of the management objective and the maximum payout will be earned if 110% of the management objective is achieved. The estimated payout for Mr. Mahoney is 10,000 shares at threshold, 20,000 shares at target and 30,000 shares at maximum. For the performance period of January 1, 1997 through December 31, 1999, the chief executive officer did not earn any shares since the threshold amount was not met for named executive officers. In addition, in 1999 Mr. Mahoney was granted a stock option for 60,000 shares at $34.81 per share, which represented the closing price as of the day prior to the date of grant. Additional information on his stock option is included in the table entitled Option Grants in Last Fiscal Year. The Committee believes Mr. Mahoney’s compensation was commensurate with his experience, his performance and the performance of the Corporation.

      On November 1, 1999 Mr. O’Dell joined the Corporation as president and chief executive officer. During negotiations with Mr. O’Dell regarding his joining the Corporation, the Committee used the existing survey data referred to above, together with additional market data presented by Mr. O’Dell’s representatives, to structure a competitive package of cash and stock based arrangements designed not only to induce Mr. O’Dell to join the Corporation, but also to provide a strong incentive for future performance. The employment agreement entered into with Mr. O’Dell at the conclusion of the negotiations set his base salary at $500,000 per year. It also provides for an annual incentive award opportunity under the Incentive Plan of 100 percent of base salary. The agreement did not provide for any annual incentive award for 1999 since Mr. O’Dell joined the Corporation near the end of the year. Additional details about the compensation provided under the employment agreement in 1999 are contained in the Summary Compensation Table, and various other provisions of the agreement are described under “Employment Contracts and Termination of Employment and Change-in-Control Agreements.”

      As part of the negotiation process, the Committee also evaluated the long-term compensation awards that Mr. O’Dell would forfeit upon leaving his prior employer and included a combination of cash and stock based arrangements designed to replace these prior awards, as well as to provide forward-looking incentives. The cash portion of this compensation consisted of $900,000 paid upon joining the Corporation and an additional $850,000 to be paid on a deferred basis under the Corporation’s Deferred Incentive Compensation Plan. The stock based compensation provided to Mr. O’Dell upon joining the Corporation included 70,000 Deferred Shares, which are deliverable to him after five years of employment. In addition he received 130,000 Restricted Shares which are subject to forfeiture on termination of employment before seven years, unless the Corporation’s stock price achieves agreed upon performance hurdles. He also received an award of 50,000 Performance Shares which are deliverable to him if he completes seven years of employment, but will be delivered to him earlier if the performance hurdles are achieved. The hurdles based on stock price were set at levels established by the Committee based on the desire for significant positive growth in the stock price.

      The Committee also awarded Mr. O’Dell performance share grants pursuant to his employment agreement on the same terms as those awarded to the other executive officers. For the three-year performance period ending on December 31, 2000, he received a proportionate award based on the same number of shares as awarded for that period to Mr. Mahoney and the actual number of months of Mr. O’Dell’s expected employment with the Corporation during the period. For the performance period ending December 31, 2001, he received the same award as Mr. Mahoney. In addition to providing an inducement for Mr. O’Dell to join the Corporation and an incentive for future performance, these awards were designed to make Mr. O’Dell’s long-term incentives consistent with those of all the other executive officers.

      Mr. Mahoney will retire as Chairman of the Board of the Corporation immediately after the 2000 Annual Meeting.

Compliance with Federal Tax Legislation

      Federal tax legislation enacted in 1993 generally precludes the Corporation and other public companies from taking a tax deduction for compensation in excess of $1 million which is not performance-based and is paid, or otherwise taxable, to the named executive officers. While preserving flexibility to take the necessary action to attract and retain key employees, the Corporation has taken steps that are intended to ensure the Corporation is not adversely affected by this federal tax legislation. These actions include a policy pursuant to which certain senior executive officers have entered into agreements to automatically defer amounts affected by the limitation until the limitation no longer applies.

      The foregoing report on 1999 executive compensation was submitted by the Compensation and Organization Committee of the Corporation’s Board of Directors and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission”) or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934. The names of the directors who serve on the Compensation and Organization Committee are set forth below:

Phillip B. Lassiter, Chair
Donald R. Gant
John N. Lauer
William F. Massy

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative shareholder return, which includes the reinvestment of cash dividends, of the Corporation’s Common Shares with the cumulative total return of the S&P Composite-500 Stock Index and a custom composite index of five stocks. This index consists of Hubbell Inc. and Thomas & Betts Corp. (electrical products companies) and Harris Corp., SCI Systems Inc. and Varian Associates (diversified electronic products companies). These companies were selected based on similarity to the Corporation’s line of business and similar market capitalization. The comparison covers the five-year period starting December 31, 1994 and ended December 31, 1999. The comparisons in this graph are required by rules promulgated by the Commission and are not intended to forecast future performance of the Corporation’s Common Shares.

CUMULATIVE TOTAL RETURN CHART

Based upon initial investment of $100 on December 31, 1994
with dividends reinvested

			Custom Composite Index
	Diebold	S&P 500®	(5 Stocks)

Dec-94	$100.00	$100.00	$100.00
Dec-95	$138.00	$138.00	$133.00
Dec-96	$238.00	$169.00	$168.00
Dec-97	$291.00	$226.00	$214.00
Dec-98	$208.00	$290.00	$198.00
Dec-99	$140.00	$351.00	$214.00

SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

RATIFICATION OF APPOINTMENT OF AUDITORS

BY THE BOARD OF DIRECTORS

      KPMG LLP acted as the Corporation’s independent auditors during the past fiscal year, and has so acted since 1965.

      On the recommendation of the Audit Committee and the Board of Directors, and subject to ratification by the shareholders, the Board of Directors appointed KPMG LLP to examine the accounts and other records of the Corporation for the fiscal year ending December 31, 2000. The Board of Directors will present to the annual meeting a proposal that such appointment be ratified. Should the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

      KPMG LLP has no financial interest, direct or indirect, in the Corporation or any subsidiary.

      A representative of KPMG LLP is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT

OF AUDITORS.

EXPENSES OF SOLICITATION

      The cost of soliciting the proxies will be paid by the Corporation. In addition to solicitation by mail, some of the Corporation’s directors, officers and employees without extra compensation may conduct additional solicitations by telephone, facsimile and personal interviews. The Corporation will also enlist, at its own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients’ or customers’ own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Shares. It is estimated that the expense of such special solicitation will be nominal. In addition, Georgeson Shareholder Communications, Inc., New York, New York, has been retained to assist in the solicitation of proxies for an estimated fee of $7,000.

PROPOSALS OF SHAREHOLDERS

      The Corporation must receive by November 8, 2000 any proposal of a shareholder intended to be presented at the 2001 annual meeting of shareholders of the Corporation (the “2001 Meeting”) and to be included in the Corporation’s proxy, notice of meeting and proxy statement related to the 2001 Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Such proposals should be submitted to the Secretary of the Corporation by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2001 Meeting (“non-Rule 14a-8 Proposals”) must be received by the Corporation by January 22, 2001 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Corporation’s proxy related to the 2001 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Corporation after January 22, 2001.

OTHER MATTERS

      The Corporation is not aware of any matters to be presented at the annual meeting other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form confers discretionary voting authority upon the persons voting such proxy. In accordance with the provisions of the General Corporation Law of the State of Ohio, the Board of Directors has appointed inspectors of elections to act at the annual meeting.

By Order of the Board of Directors

/s/ Charee Francis-Vogelsang

Charee Francis-Vogelsang
Vice President and Secretary

Canton, Ohio

March 7, 2000

THE ANNUAL REPORT OF DIEBOLD, INCORPORATED FOR THE

YEAR ENDED DECEMBER 31, 1999, WAS MAILED TO ALL
SHAREHOLDERS ON OR ABOUT MARCH 7, 2000.

“CAMPUS MAP ARTWORK”

DIRECTIONS

      From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Road). Turn right on Portage to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Road and University Drive. Make a left turn and follow the signs to the Diebold Education Center.

      From Canton: Take I-77 North to Exit 111 (Portage Road). Turn left on Portage to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Road and University Drive. Make a left turn and follow the signs to the Diebold Education Center.

CONFIDENTIAL VOTING INSTRUCTIONS

      To Vanguard Fiduciary Trust Company, Trustee for the Diebold, Incorporated 401(k) Savings Plan (“SP”)

      The undersigned, as a participant in the SP, hereby directs the Trustee to vote in person or by proxy, with the powers the undersigned would possess if personally present, to vote all Common Shares of the undersigned in Diebold, Incorporated (and to exercise all other shareholder rights and powers) at the annual meeting of its share- holders to be held on April 19, 2000 and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matters identified on the reverse side of this consent card and described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this consent card.

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND RETURN THIS CONSENT CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

DIEBOLD, INCORPORATED P.O. BOX 11105 NEW YORK, N.Y. 10203-0105

Please Detach Here
You Must Detach This Portion of the Proxy Card
* Before Returning it in the Enclosed Envelope *

* Detach Instruction Card Here *

1.	Election of Directors	FOR all nominees listed below	[X]	WITHHOLD AUTHORITY to vote for all nominees listed below.	[X]	(*) EXCEPTIONS	[X]

      Nominees: L. V. Bockius III, R. L. Crandall, G. S. Fitzgerald, D. R. Gant, L. L. Halstead, P. B. Lassiter, J. N. Lauer, W. F. Massy, W. W. O’Dell and W. R. Timken, Jr.

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

      (*) Exceptions _______________________________________________________________

2.	To Ratify the Appointment of KPMG LLP as Independent Auditors for the year 2000	FOR	[X]	AGAINST	[X]	ABSTAIN	[X]

      NOTE: Please sign exactly as name appears hereon.

Dated:__________________________ , 2000

Signature

Signature

Votes MUST be indicated (x) in Black or Blue ink	[X]

      Please Sign, Date and Return the Instruction Card Promptly Using the Enclosed Envelope.

      3160

“CAMPUS MAP ARTWORK”

DIRECTIONS

      From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Road). Turn right on Portage to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Road and University Drive. Make a left turn and follow the signs to the Diebold Education Center.

      From Canton: Take I-77 North to Exit 111 (Portage Road). Turn left on Portage to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Road and University Drive. Make a left turn and follow the signs to the Diebold Education Center.

DIEBOLD, INCORPORATED
5995 Mayfair Road
P.O. Box 3077, North Canton, Ohio 44720-8077

This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Robert W. Mahoney and Walden W. O’Dell, and each of them, as Proxies, with full power of substitution to represent and to vote all the Common Shares of Diebold, Incorporated held of record by the undersigned on February 25, 2000, at the annual meeting of shareholders which will be held on April 19, 2000 or at any adjournment thereof, as indicated on the reverse side.

      You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The Proxies cannot vote your shares unless you sign and return this Card. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      (Continued, and to be dated and signed on reverse side.)

DIEBOLD, INCORPORATED P.O. BOX 11105 NEW YORK, N.Y. 10203-0105

Please Detach Here
You Must Detach This Portion of the Proxy Card
* Before Returning it in the Enclosed Envelope *

* Detach Proxy Card Here *

1.	Election of Directors	FOR all nominees listed below	[X]	WITHHOLD AUTHORITY to vote for all nominees listed below.	[X]	(*) EXCEPTIONS	[X]

      Nominees: L. V. Bockius III, R. L. Crandall, G. S. Fitzgerald, D. R. Gant, L. L. Halstead, P. B. Lassiter, J. N. Lauer, W. F. Massy, W. W. O’Dell and W. R. Timken, Jr.

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

      (*) Exceptions________________________________________________________________

2.	To Ratify the Appointment of KPMG LLP as Independent Auditors for the year 2000	FOR	[X]	AGAINST	[X]	ABSTAIN	[X]

Change of Address and/or Comments Mark Here	[X]

      NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated:__________________________ , 2000

Signature

Signature

Votes MUST be indicated (x) in Black or Blue ink	[X]

      Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

      3159